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                                                                EXHIBIT 10.32.2


                              AMENDMENT TO LEASES


I.    PARTIES AND DATE.

        THIS AMENDMENT is executed as of this 11th day of May, 1995, by and among THE IRVINE COMPANY, a Michigan corporation ("TIC"), and DATUM, INC., a Delaware corporation ("Datum").


II.   RECITALS.

        A. TIC and Datum are Landlord and Tenant, respectively, under that certain Lease dated September 15, 1986, as amended by that certain Amendment No. 1 to Lease dated November 26, 1986, and by that certain Second Amendment to Lease dated concurrently herewith, for space in a building located at 3 Parker, Irvine, California. Collectively, said Lease as amended is herein referred to as the "Parker Lease".

        B. TIC and Datum are Landlord and Tenant, respectively, under that certain Lease dated February 3, 1992, as amended by that certain First Amendment to Lease dated March 15, 1995, and by that certain Second Amendment to Lease dated concurrently herewith, for space in a building located at 4 Cromwell, Suite 201, Irvine, California (the "Cromwell Premises"). Collectively, said Lease as amended is herein referred to as the "Cromwell Lease".

        C. TIC and Datum are Landlord and Tenant, respectively, under that certain Lease dated concurrently herewith for space in a building located at 9975 Toledo Way, Irvine, California. Said Lease is herein referred to as the "Toledo Lease".


III.  MODIFICATIONS.

        A. Election to Terminate. TIC hereby grants Datum the election to terminate the Cromwell Lease as of September 1, 1996 (the "Cromwell Lease Termination Date"), on the terms and conditions set forth herein. Such election shall be exercised only by written notice delivered to TIC (the "Election Notice") on or before February 15, 1996. If Datum fails to so deliver the Election Notice on or before the date specified above, the election to terminate herein granted shall lapse automatically and there shall be no further right to terminate the Cromwell Lease. Such election to terminate shall be exercisable by Datum on the express conditions that: (i) both at the time of the Election Notice, and thereafter at all times prior to the Cromwell Lease Termination Date, a default by Datum shall not have occurred under either the Parker Lease, the Cromwell Lease and/or the Toledo Lease; and (ii) Datum shall demonstrate to TIC's satisfaction, both at the time of the Election Notice and as of the Cromwell Lease Termination Date, that Datum's net worth

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(as determined by generally accepted accounting principles consistently applied) shall then be at least or greater than Datum's net worth as shown in Datum's financial statements dated as of December 31, 1994.

     The election to terminate herein granted is personal to Datum and any "Related Party" (as such term is hereinafter defined). If Datum or any Related Party subleases any portion of the Cromwell Premises or assigns or otherwise transfers any interest under the Cromwell Lease (other than to a Related Party) prior to the Election Notice, such election to terminate shall lapse. If Datum or any Related Party subleases any portion of the Cromwell Premises or assigns or otherwise transfers any interest of Datum or any Related Party under the Cromwell Lease (other than to a Related Party) after the Election Notice but prior to the Cromwell Lease Termination Date, such election to terminate shall lapse. As used herein, "Related Party" shall mean a corporation with which Datum may merge or consolidate, or any subsidiary or affiliate of Datum or a purchaser of substantially all of Datum's assets.

     B. Adjustment to Basic Rent under Parker Lease. Upon Datum's giving of the Election Notice, Item (l) and Paragraph 1 of the Addendum A to the Parker Lease shall thereupon be deleted in their entirety, and the following shall be substituted in lieu thereof:

        "(1) Monthly Rent: Commencing as of May 1, 1997, the Monthly Rent shall be Thirty-One Thousand Six Hundred Forty Dollars and Seventy-One Cents ($31,640.71) per month, based on $.682 per rentable square foot.

        Adjustments to Monthly Rent: Commencing as of July 1, 2000, the Monthly Rent shall be Thirty-Nine Thousand Five Hundred Twenty-Seven Dollars and Sixty-Nine Cents ($39,527.69) per month, based on $.852 per rentable square foot."

     C. Adjustment to Basic Rent under Toledo Lease. Upon Datum's giving of the Election Notice, Item 6 of the Basic Lease Provisions of the Toledo Lease shall thereupon be deleted in its entirety, and the following shall be substituted in lieu thereof:

        "6. Basic Rent for Suite 101: Effective as of the date of the Election Notice, the Basic Rent for Suite 101 shall be Twenty-Eight Thousand Seven Hundred Twenty-Two Dollars and Forty-Three Cents ($28,722.43) per month, based on $.682 per rentable square foot.

        Adjustments to Basic Rent for Suite 101: Commencing as of July 1, 2000, the Basic Rent for Suite 101 shall be Thirty-Five Thousand Eight Hundred Eighty-One Dollars and Ninety-Eight Cents ($35,881.98) per month, based on $.852 per rentable square foot.




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     Basic Rent for Suite 102:  Effective as of the date of the Election Notice, the Basic Rent for Suite 102 shall be Sixteen Thousand Nine Hundred Thirty-Seven Dollars and Forty-Seven Cents ($16,937.47) per month, based on $.682 per rentable square foot.

     Adjustments to Basic Rent for Suite 102: Commencing as of July 1, 2000, the Basic Rent for Suite 102 shall be Twenty-One Thousand One Hundred Fifty-Nine Dollars and Forty-Two Cents ($21,159.42) per month, based on $.852 per rentable square foot."

     Basic Rent under the Toledo Lease for the month in which the Election Notice is given shall be prorated to the date of the Election Notice.


IV.  GENERAL.

     A. Effect of Amendments. The Parker, Cromwell and Toledo Leases shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Datum and TIC with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by both of TIC and Datum.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Authority. Each individual executing this Amendment for a corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation and that this Amendment is binding upon the corporation in accordance with its terms.

     E. Attorneys' Fees. The provisions of the Parker, Cromwell and Toledo Leases, respecting payment of attorneys' fees shall also apply to this Amendment.





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V. EXECUTION.

        Datum and TIC have executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

TIC:                                        DATUM:

THE IRVINE COMPANY,                         DATUM, INC.,
a Michigan corporation                      a Delaware corporation



By /s/ Clarence W. Barker                   By /s/ Louis B. Horwitz
  -----------------------------               ------------------------
   Clarence W. Barker,                         Louis B. Horwitz
   President, Irvine Industrial                Chairman, Chief Executive
   Company, a division of                      Officer and President
   The Irvine Company



By /s/ John C. Tsu                          By /s/ David A. Young
  -----------------------------               ------------------------
   John C. Tsu                                 David A. Young
   Assistant Secretary                         Vice President and
                                               Chief Financial Officer






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